EXHIBIT 10.5

AMENDMENT NO. 2 TO
SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN

In accordance with Section 21(b) of the SYNNEX Corporation 2020 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of March 16, 2021:

1.	Section 4(b)(i) is hereby amended to replace $150,000 with $165,000 as follows:

“4(b)(i)    Automatic Grants to Outside Directors.

 Each Outside Director who first joins the Board of Directors on or after the date of the Company’s 2021 annual meeting, and who was not previously an Employee, shall receive a number of whole Restricted Shares equal to the quotient of (x) $165,000 prorated for the number of months out of twelve that the Outside Director is expected to serve between the Outside Director’s appointment or election to the Board of Directors and the next regular annual meeting of the Company’s stockholders, rounded to the nearest month (y) divided by the Fair Market Value of a Share as of the grant date. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded. The grant date for Restricted Shares granted pursuant to this Section 4(b)(i) shall be the first trading day after the election of the Outside Director to the Board of Directors; provided if the first trading day after his or her election falls within a trading blackout period, then the grant date for Restricted Shares shall be upon the expiration of the third trading day after the trading black-out period ends.”

2.	Section 4(b)(ii) is hereby amended to replace $150,000 with $165,000 as follows:

“4(b)(ii)    Automatic Grants to Outside Directors.

On the first trading day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the first annual meeting occurring on or after the date of the Company’s 2021 annual meeting, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $165,000 divided by the Fair Market Value of a Share as of such grant date, provided if the first trading day following the conclusion of the regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b)(ii) shall be upon the expiration of the third trading day after the trading black-out period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.”

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To record the amendment of the Plan, SYNNEX Corporation has executed this document this 16th day of March, 2021.

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Title:	SVP, General Counsel and Corporate Secretary